Exhibit 10.1
SUBLEASE
          THIS SUBLEASE (“Sublease”), dated as of April 22, 2009, is made by and between aAd Capital Management, L.P., a Delaware limited partnership (“Sublandlord”), and Somaxon Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”).
RECITALS
     A. SB CORPORATE CENTRE, LLC, a California limited liability company, (“Master Landlord”) and Sublandlord entered into a written lease (“Master Lease”) dated as of January 21, 2005, for certain premises (“Premises”) located in that certain office building commonly known as SB Corporate Centre III (the “Building”), which Premises are more particularly described in the Master Lease.
     B. A copy of the Master Lease is attached hereto as Exhibit A. Subtenant acknowledges that it has reviewed a copy of the Master Lease and is fully familiar with the provisions thereof.
     C. Subtenant desires to sublet a portion of the Premises from Sublandlord, and Sublandlord desires to sublet a portion of the Premises to Subtenant, upon the terms and conditions hereinafter set forth in this Sublease.
          NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:
Section 1
Sublease.
          Subtenant hereby subleases from Sublandlord (a) the office space currently occupied by Sublandlord in Suite 210 of the Building, and (b) one storage room in Suite 220 of the Building (collectively, the “Subleased Premises”). As part of such lease, Somaxon will have the right to use all common areas and the parking lot relating to the Building. Somaxon will also receive normal utilities (electricity, water, heating, air conditioning, phone/computer lines, etc.) and maintenance services relating to the Premises.
Section 2
Term.
          This term of this Sublease shall commence on April 25, 2009 and continue until terminated by either party (the “Term”). Either party may terminate this agreement by providing at least thirty (30) days’ written notice to the other party of its desire to terminate, provided that in the event such notice is provided, the Term shall terminate no earlier than the last day of the calendar month following receipt of such notice.
Section 3
Financial Terms.
          During the Term, Subtenant will pay to Sublandlord as rent for the Subleased Premises $6,000 per calendar month (prorated for any portion thereof), payable in advance before the first day of each calendar month, provided that Subtenant will pay such rent for the period from April 25, 2009 through May 2009 on or prior to April 25, 2009. In addition, Subtenant will pay to Sublandlord, on a monthly basis in arrears, one-half of the actual, documented amounts directly billed to Sublandlord for utilities utilized by Suite 210 of the Building during the Term, with each such payment being made within thirty (30) days after receipt by Subtenant of an invoice for the same.
          Subtenant will also pay to Sublandlord an up-front payment of $12,000 which shall be non-refundable, provided that to the extent that this Sublease (or Subtenant’s right to occupy the Subleased Premises) is terminated other than by Subtenant, Sublandlord will refund the full amount to Subtenant within thirty (30) days after such termination
Section 4
Master Lease.
          During the Term, Sublandlord will use commercially reasonable efforts to (a) keep the Master Lease relating to the Premises in full force and effect, and (b) cause the Master Landlord to fulfill its obligations under such Master Lease relating to the Subleased Premises. In addition, it will be Sublandlord’s responsibility to secure any required consents from the Master Landlord relating to this Sublease.
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IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first hereinabove written.

SUBLANDLORD: AAD CAPITAL MANAGEMENT, L.P.

a: Delaware limited partnership
By:	/s/ Daniel P. Wimsatt
Name:	Daniel P. Wimsatt
Title:	CIO

SUBTENANT: SOMAXON PHARMACEUTICALS, INC.

a: Delaware corporation
By:	/s/ Richard W. Pascoe
Name:	Richard W. Pascoe
Title:	President and CEO

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